SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                           FFP MARKETING COMPANY, INC.

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             (Exact name of registrant as specified in its charter)


         Texas                                               75-2735779
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(State of incorporation or                                 (IRS Employer
organization)                                              Identification No.)

                               2801 Glenda Avenue
                              Fort Worth, TX 75243
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         (Address of principal executive offices)         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered
         -------------------                      ------------------------------

         Common Stock                             American Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                 Title of Class

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Common Stock, par value $.01 per share, of FFP Marketing Company, Inc. (the "Registrant") to be registered hereunder is set forth under the caption "Description of Securities --The Marketing Company" in the Prospectus (the "Prospectus") included in the Registration Statement on Form S-4 (Commission File No. 333-41709) initially filed by the Registrant with the Securities and Exchange Commission (the "Commission") on December 8, 1997 (the "Registration Statement"), and amended by Amendment Number One to the Registration Statement filed by the Registrant with the Commission on December 10, 1997 (the "Amendment"). The Registration Statement and the Amendment, including the Prospectus, are incorporated herein by reference.

ITEM 2. EXHIBITS

          I.

               1. Articles of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registration Statement).

               2. Bylaws of the Registrant (filed as Exhibit 3.2 to the Registration Statement).

               3.   Form of  specimen  stock  certificate  for  shares of Common
                    Stock.

          II.  Not applicable

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of December 16, 1997.

                                                     FFP MARKETING COMPANY, INC.



                                             By:      /s/ Steven B. Hawkins
                                                      --------------------------
                                             Name:    Steven B. Hawkins
                                             Title:   Vice President-Finance and
                                                      Administration






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                                  EXHIBIT INDEX


EXHIBIT                                                            SEQUENTIALLY
  NO.                           EXHIBIT DESCRIPTION                NUMBERED PAGE
-------                         -------------------                -------------


  1.   Articles of Incorporation of the Registrant, as amended          2
       (filed as Exhibit 3.1 to the Registration Statement).

  2.   Bylaws  of the  Registrant  (filed  as  Exhibit  3.2 to          2
       the Registration Statement).

  3.   Form of specimen stock certificate for shares of Common Stock.   5






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